UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2015

MagnaChip Semiconductor Corporation

(Exact Name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 9, 2015, the Board of Directors (the “Board”) of MagnaChip Semiconductor Corporation (the “Company”), following a review of its corporate governance structure and discussions with stockholders (one of whom initially submitted a notice of nomination for the election of directors at the Company’s 2015 Annual Meeting of Stockholders and subsequently withdrew such notice effective upon the filing of this current report), determined to take all necessary action to eliminate the Company’s classified board effective as of the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). Currently, the Company’s three classes of directors are elected for staggered three-year terms. Under the Board’s declassification plan, in lieu of a gradual phase-out of the classified Board, effective as of the 2016 Annual Meeting, all members of the Board (and/or nominees for election thereto) will stand for election annually, each for a one-year term. Amendments to the Company’s bylaws and other actions required to implement the declassification plan will be effected prior the 2016 Annual Meeting and will be reported at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Date: July 10, 2015	By:	/s/ Theodore Kim
Theodore Kim Chief Compliance Officer, Executive Vice President and General Counsel